SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 17, 2002

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 5.	Other Events.

     On January 16, 2002, Federated Department Stores, Inc. ("Federated") issued a press release announcing that it intends to dispose of the operations of its Fingerhut subsidiary. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated by this reference.

     Also, on January 16, 2002, Federated issued a press release providing its earnings guidance for the fourth quarter of fiscal 2001 and for fiscal 2002 for continuing operations reflecting the classification of Fingerhut as discontinued operations. A copy of this press release is filed herewith as Exhibit 99.2 and incorporated by this reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b) Not applicable.

(c) Exhibits.

99.1 Press release of Federated issued on January 16, 2002 regarding the disposition of Fingerhut.

99.2 Press release of Federated issued on January 16, 2002 regarding earnings guidance.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: January 17, 2002	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press release of Federated issued on January 16, 2002 regarding the disposition of Fingerhut.

99.2	Press release of Federated issued on January 16, 2002 regarding earnings guidance

Exhibit 99.1

FEDERATED DEPARTMENT STORES, INC.
Contacts:
Media - Carol Sanger
513/579-7764
News Release	Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

Federated to Dispose of Fingerhut; Positive Cash Flow Impact Expected as a Result

CINCINNATI, Jan 16, 2002 (BUSINESS WIRE) -- Federated Department Stores, Inc. (NYSE:FD)(PCX:FD) announced today that it intends to dispose of the operations of its Fingerhut subsidiary.

"We have determined that there no longer is strategic value to Federated in retaining Fingerhut's operations, and we have no expectation that these businesses would contribute meaningfully to the company's future financial performance," said James M. Zimmerman, Federated's chairman and chief executive officer. "Therefore, the decision has been made to dispose of these businesses as expeditiously as possible in a manner consistent with maximizing their value to Federated."

Zimmerman said that while Federated has not ruled out the sale of the Fingerhut catalog as an ongoing business, it is unlikely that a buyer will be found given the highly specialized nature of that business and the current economic environment. Therefore, Federated is preparing to manage the closing of the Fingerhut catalog operation and the wind down and collection of the Fingerhut receivables portfolio. Fingerhut employs approximately 6,000 people in its core catalog operations, approximately 4,700 of whom are located in Minnesota, with an additional 1,300 at telemarketing and distribution centers in eastern Tennessee.

Federated, however, does expect to sell as ongoing businesses Arizona Mail Order, which issues catalogs under the names of Old Pueblo Traders, Lew Magram, Brownstone Studio and Bedford Fair; Figi's and Popular Club Plan.

The disposition and monetization of Fingerhut's assets are expected to generate approximately $1.1 to $1.3 billion of after-tax cash proceeds (net of one-time costs) over the next four years. The company said that after paying down approximately $500 million in asset-backed debt related to Fingerhut receivables, it expects to use the remainder of the anticipated cash flow for strategic investments to support its department store businesses, as well as for further debt reduction and stock buybacks. In addition, the company's cash flow on an ongoing basis is expected to be higher than it would be including Fingerhut.

Federated will begin to report Fingerhut financials under the heading of discontinued operations, effective with the fourth quarter of fiscal 2001. The attached restated financials for the last seven quarters demonstrate the effect of this move.

Zimmerman said that while the company has not finalized estimates of the financial impact of these potential transactions, it currently estimates that there will be approximately $800-950 million of after-tax, one-time costs from the disposition of Fingerhut operations, of which an estimated $150-200 million will be after-tax cash charges. These one-time costs, which will be taken in fiscal 2001, reflect assumptions for winding down the Fingerhut catalog operation, as well as anticipated proceeds from the sale of other businesses and assets.

There will be a conference call with analysts beginning at 9 a.m. ET Thursday, January 17th to discuss the Fingerhut announcement, as well as fiscal fourth quarter and 2002 earnings guidance that also was issued by Federated today. The public can access the call through the Federated website, but pre-registration is requested. The webcast will be archived for replay beginning approximately two hours after the conclusion of the live call. Weekly sales updates also are available by calling 513/579-7987, or at www.federated-fds.com.

Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales from continuing operations of more than $15.5 billion. Federated currently operates more than 450 stores in 34 states, Guam and Puerto Rico, under the names of Macy's, Bloomingdale's, The Bon Marche, Burdines, Goldsmith's, Lazarus and Rich's, as well as macys.com and Bloomingdale's By Mail.

(Note: This release contains certain forward-looking statements that reflect current views of the financial performance and future events of Federated. The words "expect," "plan," "think," "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results of the operations of Federated could differ materially from historical results or current expectations because of a variety of factors that affect the company, including transaction costs associated with and timing of the disposition and monetization of Fingerhut's assets, the ability to dispose of and monetize Fingerhut's assets, and the amounts realized in the disposition and monetization of Fingerhut's assets.)

FEDERATED DEPARTMENT STORES, INC.

2001 Restated Consolidated Statements of Income

(All amounts in millions, except per share figures)

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended
	May 5, 2001	August 4, 2001	November 3, 2001	November 3, 2001

Net Sales	$3,556	$3,488	$3,475	$10,519

Cost of sales:

Recurring	2,158	2,128	2,134	6,420

Inventory valuation adjustments	19	7	9	35

Total cost of sales	2,177	2,135	2,143	6,455

Selling, general and administrative expenses	1,175	1,113	1,192	3,480

Asset impairment and restructuring charges	26	27	14	67

Operating Income	178	213	126	517

Interest expense - net	(78)	(78)	(80)	(236)

Income from Continuing Operations Before Income Taxes and Extraordinary Item	100	135	46	281

Federal, state and local income tax expense	(42)	(11)	(20)	(73)

Income from Continuing Operations Before Extraordinary Item	58	124	26	208

Discontinued Operations:

Loss from discontinued operations, net of tax effect	-	(14)	(13)	(27)

Extraordinary Item - loss on early extinguishment of debt, net of tax effect	-	-	(10)	(10)

Net Income	$ 58	$ 110	$ 3	$ 171

FEDERATED DEPARTMENT STORES, INC.

2001 Restated Consolidated Statements of Income

(All amounts in millions, except per share figures)

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended
	May 5, 2001	August 4, 2001	November 3, 2001	November 3, 2001
Basic Earnings per Share:
Income from continuing operations	$ .30	$ .63	$ .13	$ 1.06
Loss from discontinued operations	-	(.07)	(.06)	(.13)
Extraordinary item	-	-	(.05)	(.05)
Net income	$ .30	$ .56	$ .02	$ .88

Diluted Earnings per Share:
Income from continuing operations	$ .29	$ .62	$ .13	$ 1.04
Loss from discontinued operations	-	(.07)	(.06)	(.13)
Extraordinary item	-	-	(.05)	(.05)
Net income	$ .29	$ .55	$ .02	$ .86

Diluted earnings per share from continuing operations, before extraordinary item and excluding restructuring charges	$ .42	$ .50	$ .20	$ 1.13

FEDERATED DEPARTMENT STORES, INC.

2000 Restated Consolidated Statements of Operations

(All amounts in millions, except per share figures)

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	14 Weeks Ended	53 Weeks Ended
	April 29, 2000	July 29, 2000	October 28, 2000	February 3, 2001	February 3, 2001

Net Sales	$3,573	$3,679	$3,782	$5,604	$16,638

Cost of sales:

Recurring	2,152	2,173	2,295	3,335	9,955

Inventory valuation adjustments	-	-	-	-	-

Total cost of sales	2,152	2,173	2,295	3,335	9,955

Selling, general and administrative expenses	1,152	1,104	1,218	1,438	4,912

Asset impairment and restructuring charges	-	-	-	80	80

Operating Income	269	402	269	751	1,691

Interest expense - net	(69)	(78)	(84)	(90)	(321)

Income from Continuing Operations Before Income Taxes and Extraordinary Item	200	324	185	661	1,370

Federal, state and local income tax expense	(82)	(130)	(76)	(261)	(549)

Income from Continuing Operations Before Extraordinary Item	118	194	109	400	821

Discontinued Operations:

Loss from discontinued operations, net of tax effect	(29)	(131)	(777)	(68)	(1,005)

Extraordinary Item - loss on early extinguishment of debt, net of tax effect	-	-	-	-	-

Net Income (Loss)	$ 89	$ 63	$ (668)	$ 332	$ (184)

FEDERATED DEPARTMENT STORES, INC. 2000 Restated Consolidated Statements of Operations (All amounts in millions, except per share figures)
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	14 Weeks Ended	53 Weeks Ended
	April 29, 2000	July 29, 2000	October 28, 2000	February 3, 2001	February 3, 2001

Basic Earnings (Loss) per Share:
Income from continuing operations	$ .56	$ .94	$ .54	$ 2.01	$ 4.01
Loss from discontinued operations	(.14)	(.63)	(3.86)	(.34)	(4.91)
Extraordinary item	-	-	-	-	-
Net income (loss)	$ .42	$ .31	$ (3.32)	$ 1.67	$ (.90)

Diluted Earnings (Loss) per Share:
Income from continuing operations	$ .55	$ .93	$ .54	$ 1.99	$ 3.97
Loss from discontinued operations	(.14)	(.63)	(3.86)	(.34)	(4.86)
Extraordinary item	-	-	-	-	-
Net income (loss)	$ .41	$ .30	$ (3.32)	$ 1.65	$ (.89)

Diluted earnings per share from continuing operations, before extraordinary item and excluding restructuring charges	$ .55	$ .93	$ .54	$ 2.23	$ 4.20

FEDERATED DEPARTMENT STORES, INC.

Discontinued Operations - Summary of Significant Assets and Liabilities

(millions)

	February 3, 2001	May 5, 2001	August 4, 2001	November 3, 2001
Cash	$ 100	$ 72	$ 73	$ 72
Accounts receivable, net	1,637	1,408	1,273	1,246
Allowance for doubtful accounts	(584)	(531)	(483)	(443)
Merchandise inventories	186	168	181	235
Supplies and prepaid expenses	79	71	81	102
Intangible assets	280	274	269	264
Property and equipment, net	209	197	194	182

Accounts payable and accrued liabilities	(261)	(204)	(204)	(258)

Exhibit 99.2

FEDERATED DEPARTMENT STORES, INC.
Contacts:
Media - Carol Sanger
513/579-7764
News Release	Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

Federated Issues 4Q and 2002 Earnings Guidance; EPS of $3.25-$3.50 Expected From Continuing Operations in 2002

CINCINNATI, Jan 16, 2002 (BUSINESS WIRE) -- Federated Department Stores, Inc. (NYSE:FD)(PCX:FD) today provided earnings guidance for the fourth quarter of 2001 and fiscal 2002 for continuing operations reflecting the classification of Fingerhut as discontinued operations.

Consistent with recent guidance for the department stores, Federated expects to produce diluted earnings per share (EPS) from continuing operations of $1.80 to $1.90 in the fourth quarter of 2001, excluding restructuring charges.

The company said it expects that the current challenging economic climate will continue during the first half of the year. Therefore, Federated said it is projecting a same-store sales increase of 1.0 to 1.5 percent for the full year 2002, with the first quarter down 2-3 percent, the second quarter flat and the second half of 2002 up 3-3.5 percent. The company also said it expects to open 10 new department stores and two new home stores in 2002.

Given these assumptions, Federated expects annual EPS from continuing operations of $3.25 to $3.50 in fiscal 2002, which ends February 1, 2003. Although plans still are being finalized, current expectations are for EPS of 25-30 cents in the first quarter, 50-60 cents in the second quarter and $2.40 to $2.60 in the second half of the fiscal year.

There will be a conference call with analysts beginning at 9 a.m. ET Thursday, January 17th to discuss Federated's fiscal 2002 earnings guidance, as well as the company's intent to dispose of the operations of its Fingerhut subsidiary, which was announced today in a separate news release. The public can access the call through the Federated website, but pre-registration is requested. The webcast will be archived for replay beginning approximately two hours after the conclusion of the live call. Weekly sales updates also are available by calling 513/579-7987, or at www.federated-fds.com.

Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales from continuing operations of more than $15.5 billion. Federated currently operates more than 450 stores in 34 states, Guam and Puerto Rico, under the names of Macy's, Bloomingdale's, The Bon Marche, Burdines, Goldsmith's, Lazarus and Rich's, as well as macys.com and Bloomingdale's By Mail.

(Note: This release contains certain forward-looking statements that reflect current views of the financial performance and future events of Federated. The words "expect," "plan," "think," "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results of the operations of Federated could differ materially from historical results or current expectations because of a variety of factors that affect the company, including transaction costs associated with the renovation, conversion and transitioning of company retail stores in regional markets; the outcome and timing of sales and leasing in conjunction with the disposition of company retail store properties; the retention, reintegration and transitioning of displaced company employees; competitive pressures from department and specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, and all other retail channels; and general consumer-spending levels, including the impact of the availability and level of consumer debt, and the effects of weather.)